                                                                     Exhibit 2.2


                        UNITED STATES BANKRUPTCY COURT
                      EASTERN DISTRICT OF NORTH CAROLINA
                               RALEIGH DIVISION




IN THE MATTER OF:
Athey Products Corp.
1839 South Main Street
Wake Forest, NC 27587                                   Case No. 00-02736-5-ATS
TIN: 36-0753480
                    Debtor
--------------------------------------------------------------------------------

               First Amendment Dated June 11, 2001 by Debtor to
                  Plan of Reorganization Dated April 30, 2001
--------------------------------------------------------------------------------


     Now comes Athey Products Corp., the Debtor-in-Possession (the "Debtor"), and files this First Amendment dated June 11, 2001 (the "First Amendment") to the Debtor's proposed Plan of Reorganization Dated April 30, 2001 after acceptance but prior to confirmation, pursuant to (S)1127(a) of the Bankruptcy Code and Rule 3019 of the Federal Rules of Bankruptcy Procedure, as follows:

1. On December 8, 2000 (the "Commencement Date"), the Debtor filed a voluntary petition seeking relief under Chapter 11 of the Bankruptcy Code and an Order for relief was entered in this proceeding. The Debtor has continued in possession of its assets and operates its business as a Debtor-in-possession. An Order was entered authorizing formation of an official committee of unsecured creditors (the "Committee"), which has retained and is represented by counsel.

2. The Debtor has submitted a proposed "Plan of Reorganization Dated April 30, 2001 ("the Plan") and accompanying disclosure statement, which have been mailed to all creditors and other parties in interest along with a ballot, the Order of the Bankruptcy Court conditionally approving the disclosure statement and setting the dates for objections and for hearing, and letters from the Debtor and from the Committee soliciting acceptance of the Plan. The time for voting and for filing objections has expired, no objections have been filed, and the Debtor's report of voting indicates overwhelming acceptance by all impaired classes of claims or interests.

3. Although no objections have been filed, the staff of the Securities and Exchange Commission has requested that certain language in the Plan concerning the stay of further actions be modified. The Debtor is liquidating its assets, and thus is not requesting nor entitled to a discharge, and has agreed to modify the Plan as requested. In this regard, the

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

     Debtor proposes that the Plan be amended to delete Section 7 of the Plan and in lieu thereof insert the following:

     PROVISIONS FOR DISCHARGE AND RELEASE. As the Debtor's business assets have
     ------------------------------------
     been liquidated, and the Plan provides for the Reorganized Debtor to cease existence at or about the time when the Plan has been fully consummated and the case is closed, the Plan does not provide for a discharge of any claims or liabilities against, or interests in, the Debtor. However, all proceedings and court actions seeking to establish or enforce pre-petition liabilities and claims of any nature against the Debtor, including but not limited to any claims of a derivative nature, or any priorities received or retained by any creditor with respect to debts and obligations of the Debtor, shall be permanently stayed as to property which is property of the Debtor's estate as provided in (S)541, whether held by the Debtor or by the Disbursing Agent, notwithstanding the provisions of (S)1141(a) which otherwise provide for the vesting of all property of the estate in the reorganized debtor upon confirmation of the Plan, and shall be treated with respect to property of the estate only as specifically provided for in this Plan.

4. Section 1127 provides that the Debtor, as the proponent of the Plan, may modify the plan at any time before confirmation, subject to the limitations set forth in said section. The proposed modification does not adversely change the treatment of any claim or interest under the Plan, and no further disclosure, solicitation, or notice should be required.

     WHEREFORE, the Debtor prays that the Court enter an Order confirming the Plan as modified by the First Amendment, and such other relief as the Court may deem appropriate.

     RESPECTFULLY submitted on behalf of the Debtor, this the 11/th/ day of June, 2001.

                                    Athey Products Corp.


                                    By:  /s/ John A. Northen
                                         ------------------------
                                         Counsel for the Debtor

NORTHEN BLUE, L.L.P.
John A. Northen, NCSB # 6789
Post Office Box 2208
Chapel Hill, NC 27515-2208
Telephone:  919-968-4441

                        UNITED STATES BANKRUPTCY COURT
                      EASTERN DISTRICT OF NORTH CAROLINA
                               RALEIGH DIVISION


IN THE MATTER OF:
Athey Products Corp.
1839 South Main Street
Wake Forest, NC 27587                                    Case No. 00-02736-5-ATS
TIN: 36-0753480
                  Debtor
--------------------------------------------------------------------------------

                            CERTIFICATE OF SERVICE
--------------------------------------------------------------------------------

     THIS IS TO CERTIFY that on the below date, the undersigned served a copy of the Motion for Order Extending Exclusivity Periods and to Authorize Conditional Approval of Disclosure Statement and Combined Hearings on Adequacy of Disclosure Statement and Confirmation of Plan of Reorganization by depositing the same, enclosed in a post paid wrapper, properly addressed to the following parties in interest, at their last known addresses as shown below, in a post office or official depository under the exclusive care and custody of the United States Postal Service:

     Marjorie K. Lynch                              John H. Small
     Bankruptcy Administrator                       Brooks, Pierce
     300 Fayetteville Street Mall, #412             P.O. Box 26000
     P.O. Drawer 3039                               230 N. Elm Street, Ste 2000
     Raleigh, NC 27602-3039                         Greensboro, NC 27420

     U.S. Securities & Exchange Commission          William G. Pappas
     Attention: Susan R. Sherrill                   Parker Poe Adams & Bernstein
     3475 Lenox Rd, N.E., #1000                     150 Fayetteville Street Mall, #1400
     Atlanta, GA 30326-1232                         P.O. Box 389
                                                    Raleigh, NC 27602


          This the 11th day of June, 2001.


                                                  ATHEY PRODUCTS CORP.


                                                  By: /s/ John A. Northen
                                                      --------------------------
                                                          Counsel for the Debtor

NORTHEN BLUE, L.L.P.
John A. Northen, NCSB # 6789
Post Office Box 2208
Chapel Hill, NC 27515-2208
Telephone:  919-968-4441

                                                                               3